As filed with the Securities and Exchange Commission on July 25, 2014

Registration No. 333-73075

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Otter Tail Corporation

(Exact name of registrant as specified in its charter)

Minnesota	27-0383995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

215 South Cascade Street, Box 496

Fergus Falls, Minnesota 56538-0496

(Address of principal executive offices)(Zip code)

OTTER TAIL POWER COMPANY

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

George A. Koeck, Esq.

General Counsel and Corporate Secretary

215 South Cascade Street, Box 496

Fergus Falls, Minnesota 56538-0496

(Name and address of agent for service)

(866) 410-8780

(Telephone number, including area code, of agent for service)

Copy to:

Gary L. Tygesson, Esq.

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(612) 340-8753

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 (this “Amendment”) relates to that certain Registration Statement on Form S-8 (Reg. No. 333-73075), as amended by Post-Effective Amendment No. 1 (collectively, the “Registration Statement”), which was filed with the Securities and Exchange Commission in order to effect the registration of 200,000 common shares, $5 par value per share, of Otter Tail Corporation (the “Predecessor Company”) to be issued under the Otter Tail Power Company 1999 Employee Stock Purchase Plan and the subsequent assumption of the original registration statement pursuant to Rule 414 of the Securities Act of 1933, as amended, by a newly formed holding company, Otter Tail Corporation (the “Company”) in connection with the Predecessor Company’s holding company reorganization on July 1, 2009. This Amendment is being filed by the Company, in accordance with the undertaking made by the Company in the Registration Statement, to remove from registration all common shares of the Company registered pursuant to this Registration Statement, if any, that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fergus Falls, State of Minnesota, on July 25, 2014.

OTTER TAIL CORPORATION

By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this registration statement has been signed on July 25, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Edward J. McIntyre	Chief Executive Officer and Director
Edward J. McIntyre	(principal executive officer)

/s/ Kevin G. Moug	Chief Financial Officer and Senior Vice President
Kevin G. Moug	(principal financial and accounting officer)

/s/ Nathan I. Partain	Chairman of the Board and Director
Nathan I. Partain

/s/ Karen M. Bohn	Director
Karen M. Bohn

/s/ John D. Erickson	Director
John D. Erickson

/s/ Steven L. Fritze	Director
Steven L. Fritze

/s/ Kathryn O. Johnson	Director
Kathryn O. Johnson

/s/ Tim O’Keefe	Director
Tim O’Keefe

/s/ Joyce Nelson Schuette	Director
Joyce Nelson Schuette

/s/ James B. Stake	Director
James B. Stake